As filed with the Securities and Exchange Commission on June 30, 1997
                                            Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------


                      AWARD SOFTWARE INTERNATIONAL, INC.
           ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

CALIFORNIA                                              94-2893462
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                         -----------------------------

                            777 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                         -----------------------------
                    (Address of principal executive offices)

                         -----------------------------

                          1997 EQUITY INCENTIVE PLAN
                         -----------------------------
                           (Full title of the plans)

                                GEORGE C. HUANG
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            777 E. MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043

                                 (415) 968-4433
                         -----------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          ----------------------------

                                   Copies to:
                              James C. Kitch, Esq.
                            Matthew P. Fisher, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306

                                 (415) 843-5000
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
===================================================================================================
                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES                    OFFERING PRICE PER     AGGREGATE OFFERING
 TO BE REGISTERED       AMOUNT TO BE        SHARE (1)             PRICE (1)            AMOUNT OF
                         REGISTERED                                                REGISTRATION FEE


Stock Options and
Common Stock (no          700,000           $10.8125              $7,568,750           $2,609.71
par value)
=================================================================================================
=================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 27, 1997 as reported on the Nasdaq National Market.
===============================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-17607


     The contents of Registration Statement on Form S-8 No. 333-17607 filed with the Securities and Exchange Commission on December 11, 1996 are incorporated by reference herein.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that the Company will indemnify its directors, and may indemnify its officers, employees and other agents, to the fullest extent not prohibited by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into indemnity agreements with each of its directors and executive officers.

     In addition, the Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by California law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Amended and Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or knowing or culpable violations of law that the director believes to be contrary to the best interests of the Company or its shareholders, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company or for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                                 UNDERTAKINGS

    (a)   The undersigned Registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                i. To include any prospectus required by section 10(a)(3) of the Act;

                ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          b. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXHIBITS


EXHIBIT
NUMBER
------

5         Opinion of Cooley Godward LLP

23.1      Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24        Power of Attorney is contained on the signature pages.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 30, 1997.


                              AWARD SOFTWARE INTERNATIONAL, INC.



                              By:/s/ Kevin J. Berry
                                 -----------------------------------------
                                    Kevin J. Berry
                                    Vice President, Finance, Chief Financial
                                    Officer, Treasurer and Secretary
                                    (Principal Financial and Accounting
                                     Officer)



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George C. Huang and Kevin J. Berry, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                   TITLE                          DATE



/s/ George C. Huang         Chairman of the Board,         June 30, 1997
---------------------       President and Chief
(George C. Huang)           Executive Officer
                            (Principal Executive Officer)


/s/ Kevin J. Berry          Vice President, Finance,       June 30, 1997
--------------------        Chief Financial Officer,
(Kevin J. Berry)            Treasurer and Secretary
                            (Principal Financial and
                             Accounting Officer)


/s/ Cheng Ming Lee          Director                       June 30, 1997
--------------------
(Cheng Ming Lee)


/s/ David S. Lee            Director                       June 30, 1997
------------------
(David S. Lee)


/s/ Masami Maeda            Director                       June 30, 1997
------------------
(Masami Maeda)


                            Director                       June __, 1997
------------------
(Anthony Sun)


/s/ William P. Tai          Director                       June 30, 1997
------------------
(William P. Tai)


/s/ Willy Weck              Director                       June 30, 1997
------------------
(Willy Weck)